Exhibit 10(n)(viii)    Form of Annual Performance Bonus Award Agreement

PERFORMANCE BONUS AGREEMENT
ANNUAL PERFORMANCE PLAN – 2024

This PERFORMANCE BONUS AGREEMENT (the “Agreement”), is dated as of the [●] day of [●], between Albany International Corp., a Delaware corporation (the “Company”), and [●] (the “Participant”).
WHEREAS, the Company adopted and maintains the Albany International Corp. 2023 Long Term Incentive Plan (the “Plan”);
WHEREAS, Section 6 of the Plan provides for the grant of incentive awards to Participants in the Plan, which awards may or may not be equity-based or equity-related awards; and
WHEREAS, pursuant to Section 6(a) of the Plan, the Committee may subject incentive awards to performance-based vesting conditions and may establish performance measures for such incentive awards.
NOW THEREFORE, in consideration of the agreements and obligations hereinafter set forth, the parties hereto agree as follows:
1.Definitions; References.
As used herein, the following terms shall have the meanings indicated below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
(i)“Earned Bonus Percentage” for the Participant for the Performance Period shall mean the percentage established by the Committee for the Participant in accordance with Section 4 hereof. The Committee shall in every case provide for a specific Earned Bonus Percentage, which Earned Bonus Percentage will be used to determine the Cash Bonus.
(ii)“Beneficiary” shall mean the person(s) designated by the Participant in a written instrument delivered pursuant to the Plan to receive a payment due under the Plan upon the Participant’s death, signed by the Participant and delivered to the Company prior to the Participant’s death or, if no such written instrument is on file, the Participant’s estate.
(iii)“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.
(iv)“Cash Bonus” with respect to the Performance Period shall mean the dollar amount which is equal to the product of the Target Amount multiplied by the Earned Bonus Percentage for the Performance Period.
(v)“Distribution Date” is the first Business Day on or after March 1 of the year immediately following the end of the Performance Period, provided the Company has received its certified financial statements from its auditors.
(vi) “Performance Percentage” shall mean with respect to the Performance Period the percentage determined pursuant to the Scorecard.
(vii)“Performance Period” shall mean the period that begins on [January 1, 2024] and ends on [December 31, 2024].
(viii)“Scorecard” shall mean a performance scorecard as set forth in Section 3 hereof.
(ix)“Target Amount” with respect to the Performance Period, shall mean the dollar amount specified in Section 2 hereof.
2.“Establishment of the Target Amounts. Pursuant to, and subject to, the terms and conditions set forth herein, and in the Plan, the Company hereby establishes the Participant’s Target Amount at $[●] for the Performance Period. The Cash Bonus shall be determined based on Target Amount in the manner set forth in Sections 3 and 4 hereof.
3.Establishment of the Scorecard. Pursuant to, and subject to, the terms and conditions set forth herein, and in the Plan, the Company hereby establishes the Scorecard, attached hereto as Exhibit A, based on the objective criteria specified, with which to evaluate the Participant’s performance during the Performance Period. The Scorecard shall represent an objective basis for determining the Performance Percentage for 2024.
4.Adjustment of the Target Amount. As soon as practicable after the end of the Performance Period, and in no event later than the last day of the first February following the Performance Period, the Committee shall determine the Performance Percentage based on the Scorecard. The Earned Bonus Percentage with respect to the Participant for the Performance Period shall be equal to the Performance Percentage so determined. The Committee shall have discretion to reduce or increase the amount of the Cash Bonus determined for the Participant for the Performance Period at any time prior to the payment of such bonus to the Participant. The Committee may, but shall not be required to, set forth in Exhibit B hereto such criteria (which may be subjective) to be used as the basis by the Committee to make any such reduction or increase.
5.Time and Method of Payment of Bonuses.
a.The Cash Bonus shall be paid in cash, less applicable taxes and withholdings, as soon as reasonably practical following the Distribution Date.
b. In the event that a payment is called for hereunder to the Participant at a time when the Participant is deceased, such payment shall be made to the Participant’s Beneficiary.
6.Effect of Termination of Employment.
a.In the event the Participant’s employment with the Company terminates for any reason during the Performance Period, no bonus shall be earned and the Participant shall not be entitled any payment under Section 5 or have any other rights with respect to the Cash Bonus.
b.In the event the Participant’s employment with the Company terminates at any time after the end of the Performance Period for any reason other than termination by the Company for Cause, the Cash Bonus shall nevertheless be determined and distributed to the Participant in accordance with the otherwise applicable provisions of this Agreement; provided however, that any unpaid Cash Bonus shall be forfeited in their entirety should Participant engage in any business or activity, either on his own or as an employee, which is deemed to be in competition with the Company.
c.In the event the Company terminates the Participant’s employment for Cause at any time prior to the Distribution Date, any vested but unpaid Cash Bonus shall be forfeited and the Participant shall not be entitled to any other payment under Section 5 or have any other rights with respect to the Cash Bonus.
7.Clawback. The Award granted hereunder is subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the date of this Award or as otherwise required by applicable law, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and any listing standards promulgated by the New York Stock Exchange and that the Company determines should apply to Awards. Any such policy may subject this Award and amounts paid or realized with respect to this Award to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
8.Code Section 409A. The parties hereto intend that amounts payable under this Agreement shall be exempt from, or compliant with, Section 409A of the Code, and the provisions of this Agreement shall be construed and administered in accordance with such intent.
9.Amendment and Waiver. Neither this Award Agreement nor any provision hereof may be amended, modified, changed, discharged, terminated or waived orally, by any course of dealing or purported course of dealing or by any other means except (i) in the case of an amendment, modification, change or waiver that does not impair the rights of the Participant with respect to the Cash Bonus or that is deemed by the Committee to be advisable to avoid the imposition of any tax under Section 409A of the Code, by written notice to the Participant or (ii) an agreement in writing signed by the Company and the Participant. No such written notice of agreement shall extend to or affect any provision of this Award Agreement not expressly amended, modified, changed, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver of or acquiescence in any other breach hereof.
10.Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given if delivered in person or by first-class registered or certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or five (5) days after mailing to the following address (or to such other address as either party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt):
If to the Company:

Albany International Corp.
216 Airport Drive
Rochester, New Hampshire 03867
Fax: (518) 445-2270
Attention: Legal Department

If to the Participant, to the most recent address of the Participant that the Company has in its records.
11.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
12.Participant Acknowledgement. The Participant hereby acknowledges receipt of a copy of the Plan.
13.Incorporation of the Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.
14.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.
15.Governing Law; Choice of Forum. This Agreement shall be governed by and interpreted in accordance with Delaware law, without regard to its conflicts of law principles, and the parties hereby submit to the jurisdiction of the courts and tribunals of Delaware.
16.Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives and successors of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives or successors, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein. The Participant shall not assign any part of this Award Agreement without the prior express written consent of the Company.
17.Severability. The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
18.Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
    IN WITNESS WHEREOF, the Company and the Participant have duly executed this Award Agreement as of the Award Date specified above.

ALBANY INTERNATIONAL CORP.

    By:    _________________________________

    Name:
    Title:

    PARTICIPANT

     _________________________________
    [Name]